Exhibit 99.1

Venu Holding Corporation Announces Pricing of $30 million Public Offering

COLORADO SPRINGS, Colo. — August 26, 2025 — (BUSINESS WIRE) — Venu Holding Corporation (“VENU” or the “Company”) (NYSE American: VENU), a developer and operator of upscale live music venues and premium hospitality destinations, today announced the pricing of an underwritten public offering of 2,500,000 shares of common stock. Each share is being sold to the public at a price of $12.00 per share for gross proceeds of $30 million, before deducting the underwriting discount and offering expenses. In addition, the Company has granted the underwriters a 45-day option to purchase up to an additional 375,000 shares to cover over-allotments at the public offering price, less the underwriting discount. The offering is expected to close on August 28, 2025, subject to satisfaction of customary closing conditions.

The Company intends to use the net proceeds from the offering to fund a portion of the development costs of the Sunset McKinney and the Sunset Broken Arrow, and for working capital and other general corporate purposes.

ThinkEquity is acting as the sole book-running manager for the offering.

A registration statement on Form S-1 (File No. 333-289800) relating to the securities was filed with the Securities and Exchange Commission (“SEC”) and became effective on August 26, 2025. This offering is being made only by means of a prospectus. Copies of the final prospectus, when available, may be obtained from ThinkEquity, 17 State Street, 41st Floor, New York, New York 10004. The final prospectus will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

ABOUT VENU HOLDING CORPORATION:

Venu Holding Corporation (NYSE American: VENU), founded by Colorado Springs entrepreneur J.W. Roth, is a premier hospitality and live music venue developer dedicated to building luxury, experience-driven entertainment destinations. VENU’s campuses in Colorado Springs, Colorado, and Gainesville, Georgia, each feature Bourbon Brothers Smokehouse and Tavern, The Hall at Bourbon Brothers, and unique to Colorado Springs, the more than 9,000-seat Ford Amphitheater and Roth’s Sea and Steak. Expanding with new Sunset Amphitheaters in Oklahoma and Texas, VENU’s upcoming large-scale venues will host between 12,500 and 20,000 guests, continuing VENU’s vision of redefining the live entertainment experience. Click here for company overview.

VENU has been recognized nationally by The Wall Street Journal, The New York Times, Denver Post, Billboard, VenuesNow, and Variety for its innovative and disruptive approach to live entertainment. Through strategic partnerships with industry leaders such as AEG Presents and NFL Hall of Famer and Founder of EIGHT Elite Light Beer, Troy Aikman, VENU continues to shape the future of the entertainment landscape. For more information, visit VENU’s website, Instagram, LinkedIn, or X.

Forward Looking Statements

This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on the Company’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the section titled “Risk Factors” in the final prospectus related to the public offering that will be filed with the Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

Media Relations

Venu@giantnoise.com

Investor Relations

Chloe Hoeft, choeft@venu.live